UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2023

Tristar Acquisition I Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40905	98-1587643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Suite 100

Burlington, MA 01803

(Address of principal executive offices, including zip code)

+1 (781) 640-4446

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, par value $0.0001 per share, and one-half of one Redeemable Warrant	TRIS.U	New York Stock Exchange

Class A Ordinary Share, par value $0.0001 per share	TRIS	New York Stock Exchange

Warrant, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	TRIS.W	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of Material Definitive Agreement.

On September 13, 2023 and September 14, 2023, Tristar Acquisition I Corp. (the “Company”) and each of the Investors (as defined below) entered into agreements to mutually terminate and cancel the Forward Purchase Agreements, dated as of June 21, 2021 and June 26, 2021, respectively, between the Company and one anchor investor and one institutional accredited investor (the “Investors”), pursuant to which the Investors had agreed to purchase, immediately prior to the closing of the Company’s initial business combination, an aggregate of 4,500,000 Class A ordinary shares of the Company at a price of $10.00 per share.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRISTAR ACQUISITION I CORP.

Dated: September 19, 2023	By:	/s/ Xiaoma (Sherman) Lu
	Name:	Xiaoma (Sherman) Lu
	Title:	Chief Executive Officer

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